EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer (814) 726-2140

William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2013 Earnings and Dividend Increase

Warren, Pennsylvania — July 22, 2013

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2013 of $13.5 million, or $0.15 per diluted share.  This represents a decrease of $2.9 million, or 17.6%, over the same quarter last year when net income was $16.4 million, or $0.17 per diluted share, and a decrease of $1.8 million, or 11.9%, compared to the quarter ended March 31, 2013 when net income was $15.3 million, or $0.17 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 4.79% and 0.68% compared to 5.63% and 0.82% for the same quarter last year and 5.45% and 0.78% for the quarter ended March 31, 2013.

The Company also announced that its Board of Directors declared a $0.01 increase in its quarterly cash dividend to $0.13 per share payable on August 15, 2013, to shareholders of record as of August 1, 2013.  This represents the 75th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “Although earnings for the quarter are disappointing, they were greatly impacted by several unusual items, including a $1.9 million write-down of a foreclosed property, $1.3 million in ATM replacement expense and a $553,000 decrease in mortgage banking income.  However, we are pleased to report that progress continues to be made in executing our strategy to improve shareholder value.  Loans receivable increased by $81.1 million, or 1.4%, during the quarter which helped offset the ongoing pressure on our net interest margin created by the continued low interest rate environment.  Troubled assets continue to decrease in most categories as foreclosed real estate was down $2.8 million, or 11.5%, during the quarter and loans 90 days or more delinquent decreased by $9.1 million, or 12.6%.  Loans charged-off for the quarter were at the third lowest level for the past four years.  Finally, we were pleased to repurchase 369,000 of our common shares at an average per share price of $12.09 and to increase our dividend from $0.12 to $0.13 per share.  Both of these initiatives were designed to return excess capital to our shareholders.”

Net interest income decreased by $2.4 million, or 3.6%, to $63.3 million for the quarter ended June 30, 2013, from $65.7 million for the quarter ended June 30, 2012, as a $5.2 million decrease in interest income on loans receivable and a $726,000 decrease in interest income from investment securities was partially offset by a $3.8 million decrease in interest paid on deposit accounts.  These changes from the previous year were primarily due to continued competitive pricing pressure on new and existing credit relationships, adjustable rate loans and investment securities re-pricing at lower interest rates and higher yielding municipal securities being called and replaced with investment securities at lower rates.

The provision for loan losses increased by $442,000, or 8.9%, to $5.4 million for the quarter ended June 30, 2013, from $5.0 million for the quarter ended June 30, 2012.  As of June 30, 2013, the allowance for loan losses was $72.6 million, or 1.28% of total loans, compared to $70.1 million, or 1.24% of total loans, as of June 30, 2012 and $73.2 million, or 1.28% of total loans, as of December 31, 2012.  The increase in the provision for loan losses is partially attributable to increases in the historical loss factors and a slight increase in nonperforming loans to $120.6 million as of June 30, 2013, from $117.3 million as of June 30, 2012.

Noninterest income decreased by $1.7 million, or 11.1%, to $13.4 million for the quarter ended June 30, 2013, from $15.1 million for the quarter ended June 30, 2012, due primarily to a $1.9 million write-down on a foreclosed condominium project bringing the remaining balance down to $4.9 million. Additionally, mortgage banking income decreased by $553,000, primarily as a result of the decision to hold more residential mortgage loan originations in our portfolio.  Partially offsetting these decreases was an increase in insurance commission income of $587,000 as a result of the purchase of the Bert Company, effective January 1, 2013.

Noninterest expense increased by $840,000, or 1.6%, to $52.8 million for the quarter ended June 30, 2013, from $52.0 million for the quarter ended June 30, 2012, due primarily to an increase in processing expense of $1.3 million, or 22.0%.  This increase is primarily the result of an incremental expense related to upgrading and replacing our ATM network. Additionally, compensation and employee benefits increased by $740,000, or 2.7%, due primarily to the addition of 38 full-time equivalent employees compared to last year as well as increased health insurance costs.  Partially offsetting these increases was a decrease in marketing expense of $1.7 million, which was due to the timing of various campaigns.

Net income for the six-month period ended June 30, 2013 of $28.8 million represents a decrease of $2.7 million, or 8.8%, compared to net income of $31.5 million for the six-month period ended June 30, 2012.  Diluted earnings per share for the six-month period ended June 30, 2013 decreased to $0.32 from $0.33 in the same period last year.  The annualized returns on average shareholders’ equity and average assets were 5.12% and 0.73%, respectively, for the current six-month period compared to 5.44% and 0.79%, respectively, in the prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 166 community banking offices in Pennsylvania, New York, Ohio and Maryland and 52 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$87,524	88,277
Interest-earning deposits in other financial institutions	359,997	362,794
Federal funds sold and other short-term investments	634	633
Marketable securities available-for-sale (amortized cost of $1,136,792 and 1,053,122)	1,144,953	1,079,074
Marketable securities held-to-maturity (fair value of $137,733 and $161,969)	133,439	155,081
Total cash, interest-earning deposits and marketable securities	1,726,547	1,685,859

Residential mortgage loans held for sale	296	15,441
Residential mortgage loans	2,414,347	2,400,208
Home equity loans	1,064,716	1,076,637
Other consumer loans	223,514	235,367
Commercial real estate loans	1,591,226	1,585,833
Commercial loans	397,308	388,994
Total loans receivable	5,691,407	5,702,480
Allowance for loan losses	(72,590)	(73,219)
Loans receivable, net	5,618,817	5,629,261

Federal Home Loan Bank stock, at cost	48,240	46,834
Accrued interest receivable	23,171	23,313
Real estate owned, net	21,269	26,165
Premises and Equipment, net	140,573	138,824
Bank owned life insurance	139,210	137,044
Goodwill	174,463	174,461
Other intangible assets	2,832	3,529
Other assets	68,692	77,310
Total assets	$7,963,814	7,942,600

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$796,137	755,429
Interest-bearing demand deposits	887,426	851,771
Savings deposits	2,337,183	2,271,311
Time deposits	1,762,346	1,886,089
Total deposits	5,783,092	5,764,600
Borrowed funds	857,344	860,047
Advances by borrowers for taxes and insurance	33,260	23,325
Accrued interest payable	1,043	888
Other liabilities	57,748	62,177
Junior subordinated debentures	103,094	103,094
Total liabilities	6,835,581	6,814,131

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 93,877,847 shares and 93,652,960 shares issued and outstanding, respectively	939	937
Paid-in-capital	613,520	613,249
Retained earnings	557,104	550,296
Unallocated common stock of Employee Stock Ownership Plan	(23,743)	(24,525)
Accumulated other comprehensive loss	(19,587)	(11,488)
Total shareholders’ equity	1,128,233	1,128,469
Total liabilities and shareholders’ equity	$7,963,814	7,942,600

Equity to assets	14.17%	14.21%
Tangible common equity to assets	12.21%	12.23%
Book value per share	$12.02	$12.05
Tangible book value per share	$10.13	$10.14
Closing market price per share	$13.51	$12.14
Full time equivalent employees	2,056	2,042
Number of banking offices	166	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Quarter ended
	June 30,		March 31,
	2013	2012	2013
Interest income:
Loans receivable	$71,987	77,173	72,973
Mortgage-backed securities	3,308	4,409	3,441
Taxable investment securities	1,034	435	905
Tax-free investment securities	2,094	2,318	2,063
Interest-earning deposits	340	473	251
Total interest income	78,763	84,808	79,633

Interest expense:
Deposits	7,404	11,184	7,814
Borrowed funds	8,032	7,912	7,831
Total interest expense	15,436	19,096	15,645

Net interest income	63,327	65,712	63,988
Provision for loan losses	5,405	4,963	7,158
Net interest income after provision for loan losses	57,922	60,749	56,830

Noninterest income:
Gain/ (loss) on sale of investments, net	19	(44)	101
Service charges and fees	9,037	8,951	8,691
Trust and other financial services income	2,263	2,018	2,204
Insurance commission income	2,190	1,603	2,295
Loss on real estate owned, net	(2,285)	(582)	(130)
Income from bank owned life insurance	1,088	1,107	1,085
Mortgage banking income	236	789	956
Other operating income	865	1,244	1,176
Total noninterest income	13,413	15,086	16,378

Noninterest expense:
Compensation and employee benefits	28,156	27,416	27,930
Premises and occupancy costs	5,744	5,483	6,153
Office operations	3,866	3,340	3,268
Processing expenses	7,390	6,059	5,853
Marketing expenses	2,093	3,829	1,900
Federal deposit insurance premiums	1,424	1,418	1,438
Professional services	1,199	1,500	1,693
Amortization of intangible assets	349	279	348
Real estate owned expense	600	571	599
Other expense	1,985	2,071	2,289
Total noninterest expense	52,806	51,966	51,471

Income before income taxes	18,529	23,869	21,737
Income tax expense	5,051	7,508	6,439

Net income	$13,478	16,361	15,298

Basic earnings per share	$0.15	0.17	0.17

Diluted earnings per share	$0.15	0.17	0.17

Annualized return on average equity	4.79%	5.63%	5.45%
Annualized return on average assets	0.68%	0.82%	0.78%

Basic common shares outstanding	90,423,717	94,294,956	90,403,909
Diluted common shares outstanding	90,917,136	94,500,877	90,878,903

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Six months ended
	June 30,
	2013	2012
Interest income:
Loans receivable	$144,960	155,117
Mortgage-backed securities	6,749	9,100
Taxable investment securities	1,939	1,008
Tax-free investment securities	4,157	4,764
Interest-earning deposits	591	853
Total interest income	158,396	170,842

Interest expense:
Deposits	15,218	24,128
Borrowed funds	15,863	15,811
Total interest expense	31,081	39,939

Net interest income	127,315	130,903
Provision for loan losses	12,563	11,250
Net interest income after provision for loan losses	114,752	119,653

Noninterest income:
Impairment losses on securities	—	(545)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	307
Net impairment losses	—	(238)
Gain/ (loss) on sale of investments, net	120	—
Service charges and fees	17,728	17,591
Trust and other financial services income	4,467	4,134
Insurance commission income	4,485	3,321
Loss on real estate owned, net	(2,415)	(1,652)
Income from bank owned life insurance	2,173	2,224
Mortgage banking income	1,192	1,320
Other operating income	2,041	2,241
Total noninterest income	29,791	28,941

Noninterest expense:
Compensation and employee benefits	56,086	55,254
Premises and occupancy costs	11,897	11,231
Office operations	7,134	6,664
Processing expenses	13,243	12,201
Marketing expenses	3,993	5,865
Federal deposit insurance premiums	2,862	3,038
Professional services	2,892	3,197
Amortization of intangible assets	697	574
Real estate owned expense	1,199	1,311
Other expense	4,274	3,907
Total noninterest expense	104,277	103,242

Income before income taxes	40,266	45,352
Income tax expense	11,490	13,810

Net income	$28,776	31,542

Basic earnings per share	$0.32	0.33

Diluted earnings per share	$0.32	0.33

Annualized return on average equity	5.12%	5.44%
Annualized return on average assets	0.73%	0.79%

Basic common shares outstanding	90,413,780	94,205,239
Diluted common shares outstanding	90,898,038	94,583,105

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	June 30, 2013	March 31, 2013	June 30, 2012	December 31, 2012

Non-accrual loans current:
Residential mortgage loans	$1,564	1,728	—	797
Home equity loans	859	1,050	—	635
Other consumer loans	69	87	—	44
Commercial real estate loans	27,882	25,203	16,773	24,960
Commercial loans	15,687	9,069	10,168	5,424
Total non-accrual loans current	$46,061	37,137	26,941	31,860

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$18	1,789	—	—
Home equity loans	81	222	—	—
Other consumer loans	14	26	—	—
Commercial real estate loans	4,536	5,105	3,230	5,549
Commercial loans	172	2,631	489	2,002
Total non-accrual loans delinquent 30 days to 59 days	$4,821	9,773	3,719	7,551

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,964	1,969	—	—
Home equity loans	198	330	—	—
Other consumer loans	60	74	—	—
Commercial real estate loans	1,848	2,506	1,600	2,802
Commercial loans	2,104	1,318	344	9,652
Total non-accrual loans delinquent 60 days to 89 days	$6,174	6,197	1,944	12,454

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$23,730	24,416	25,336	24,286
Home equity loans	8,607	7,967	9,770	8,479
Other consumer loans	1,706	1,802	1,580	1,936
Commercial real estate loans	20,872	22,204	33,956	24,550
Commercial loans	8,595	16,246	14,008	9,096
Total non- accrual loans delinquent 90 days or more	$63,510	72,635	84,650	68,347

Total non-accrual loans	$120,566	125,742	117,254	120,212

	June 30,	March 31,	June 30,	December 31,
	2013	2013	2012	2012

Nonperforming loans	$120,566	125,742	117,254	120,212
Real estate owned, net	21,269	24,035	30,470	26,165
Nonperforming assets	$141,835	149,777	147,724	146,377

Non-accrual troubled debt restructuring *	$42,501	46,109	28,342	41,166
Accruing troubled debt restructuring	44,016	45,256	50,129	48,278
Total troubled debt restructuring	$86,517	91,365	78,471	89,444

Nonperforming loans to total loans	2.12%	2.24%	2.07%	2.11%

Nonperforming assets to total assets	1.78%	1.87%	1.84%	1.84%

Allowance for loan losses to total loans	1.28%	1.28%	1.24%	1.28%

Allowance for loan losses to nonperforming loans	60.21%	57.27%	59.79%	60.91%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	June 30,			March 31,			June 30,			December 31,
	2013		*	2013		*	2012		*	2012		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	77	$3,741	0.2%	410	$33,054	1.4%	70	$4,470	0.2%	430	32,921	1.4%
Home equity loans	174	4,993	0.5%	204	6,254	0.6%	153	5,842	0.5%	224	6,534	0.6%
Consumer loans	1,026	4,334	1.9%	789	3,684	1.7%	847	3,513	1.5%	1,122	5,456	2.3%
Commercial real estate loans	74	7,982	0.5%	93	12,833	0.8%	58	8,149	0.5%	87	13,001	0.8%
Commercial loans	31	952	0.2%	49	4,620	1.2%	33	1,839	0.5%	41	3,233	0.8%
Total loans delinquent 30 days to 59 days	1,382	$22,002	0.4%	1,545	$60,445	1.1%	1,161	$23,813	0.4%	1,904	61,145	1.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	101	$8,516	0.4%	54	$4,577	0.2%	83	$6,932	0.3%	100	9,387	0.4%
Home equity loans	50	1,361	0.1%	67	2,321	0.2%	72	2,824	0.3%	65	1,977	0.2%
Consumer loans	368	1,470	0.7%	302	1,145	0.5%	319	1,273	0.5%	448	1,830	0.8%
Commercial real estate loans	41	3,170	0.2%	32	4,448	0.3%	23	3,081	0.2%	33	4,596	0.3%
Commercial loans	18	2,389	0.6%	19	1,654	0.4%	16	980	0.2%	17	10,158	2.5%
Total loans delinquent 60 days to 89 days	578	$16,906	0.3%	474	$14,145	0.3%	513	$15,090	0.3%	663	27,948	0.5%

Loans delinquent 90 days or more:
Residential mortgage loans	250	$23,730	1.0%	233	$24,416	1.0%	265	$25,336	1.0%	266	24,286	1.0%
Home equity loans	194	8,607	0.8%	179	7,967	0.8%	180	9,770	0.9%	175	8,479	0.8%
Consumer loans	379	1,706	0.8%	374	1,802	0.8%	308	1,580	0.7%	427	1,936	0.8%
Commercial real estate loans	128	20,872	1.3%	127	22,204	1.4%	128	33,956	2.3%	146	24,550	1.6%
Commercial loans	53	8,595	2.2%	51	16,246	4.1%	57	14,008	3.5%	61	9,096	2.2%
Total loans delinquent 90 days or more	1,004	$63,510	1.1%	964	$72,635	1.3%	938	$84,650	1.5%	1,075	68,347	1.2%

Total loans delinquent	2,964	$102,418	1.8%	2,983	$147,225	2.6%	2,612	$123,553	2.2%	3,642	157,440	2.8%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of June 30, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,396,268	—	17,089	—	1,286	2,414,643
Home equity loans	1,056,154	—	8,562	—	—	1,064,716
Other consumer loans	222,365	—	1,149	—	—	223,514
Total Personal Banking	3,674,787	—	26,800	—	1,286	3,702,873

Business Banking:
Commercial real estate loans	1,382,750	60,700	145,052	2,724	—	1,591,226
Commercial loans	329,619	13,089	52,382	2,218	—	397,308
Total Business Banking	1,712,369	73,789	197,434	4,942	—	1,988,534

	$5,387,156	73,789	224,234	4,942	1,286	5,691,407

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,395,809	—	18,743	48	1,049	2,415,649
Home equity loans	1,068,183	—	8,454	—	—	1,076,637
Other consumer loans	234,106	—	1,261	—	—	235,367
Total Personal Banking	3,698,098	—	28,458	48	1,049	3,727,653

Business Banking:
Commercial real estate loans	1,352,118	68,130	163,751	1,834	—	1,585,833
Commercial loans	320,228	13,077	52,742	2,947	—	388,994
Total Business Banking	1,672,346	81,207	216,493	4,781	—	1,974,827

	$5,370,444	81,207	244,951	4,829	1,049	5,702,480

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Allowance for loan losses
Beginning balance	$72,009	72,941	73,219	71,138
Provision	5,405	4,963	12,563	11,250
Charge-offs residential mortgage	(777)	(1,219)	(1,456)	(2,262)
Charge-offs home equity	(805)	(589)	(1,175)	(1,481)
Charge-offs other consumer	(1,280)	(1,504)	(2,684)	(2,791)
Charge-offs commercial real estate	(2,696)	(2,959)	(6,686)	(4,432)
Charge-offs commercial	(542)	(2,719)	(3,222)	(3,368)
Recoveries	1,276	1,196	2,031	2,056
Ending balance	$72,590	70,110	72,590	70,110

Net charge-offs to average loans, annualized	0.34%	0.55%	0.47%	0.44%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	June 30, 2013			As a %
	Market	Amortized	Unrealized	of book
	value	cost	gain/ (loss)	value
Municipal securities by state:
Pennsylvania
School districts	$88,851	86,858	1,993	47.4%
General obligations	31,662	30,843	819	16.8%
Revenue bonds	2,944	2,949	(5)	1.6%
Total Pennsylvania	123,457	120,650	2,807	65.8%
New York	22,169	21,776	393	11.9%
Ohio	6,107	5,974	133	3.3%
All other states	36,000	34,707	1,293	19.0%
	$187,733	183,107	4,626

	December 31, 2012			As a %
	Market	Amortized	Unrealized	of book
	value	cost	gain	value
Municipal securities by state:
Pennsylvania
School districts	$96,271	91,951	4,320	46.7%
General obligations	37,205	35,418	1,787	18.0%
Revenue bonds	3,006	2,948	58	1.5%
Total Pennsylvania	136,482	130,317	6,165	66.2%
New York	26,831	25,954	877	13.2%
Ohio	6,390	5,973	417	3.0%
All other states	37,683	34,659	3,024	17.6%
	$207,386	196,903	10,483

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended June 30,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,623,784	72,548	5.16%	5,627,459	77,732	5.53%
Mortgage-backed securities (c)	726,583	3,308	1.82%	761,616	4,409	2.32%
Investment securities (c) (d)	531,802	4,255	3.20%	311,087	4,001	5.14%
FHLB stock	48,110	34	0.28%	46,916	25	0.21%
Other interest-earning deposits	513,930	340	0.26%	679,217	473	0.28%

Total interest-earning assets	7,444,209	80,485	4.32%	7,426,295	86,640	4.67%

Noninterest earning assets (e)	531,771			592,004

Total assets	$7,975,980			8,018,299

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,209,783	900	0.30%	1,146,989	1,034	0.36%
Interest-bearing demand accounts	873,804	149	0.07%	831,414	240	0.12%
Money market accounts	1,121,579	748	0.27%	1,021,485	878	0.35%
Certificate accounts	1,791,030	5,607	1.26%	2,088,538	9,032	1.74%
Borrowed funds (f)	866,476	6,612	3.06%	846,244	6,490	3.08%
Junior subordinated debentures	103,094	1,420	5.45%	103,094	1,422	5.46%

Total interest-bearing liabilities	5,965,766	15,436	1.04%	6,037,764	19,096	1.27%

Noninterest bearing checking	778,468			710,085
Noninterest bearing liabilities	102,191			107,033

Total liabilities	6,846,425			6,854,882

Shareholders’ equity	1,129,555			1,163,417

Total liabilities and shareholders’ equity	$7,975,980			8,018,299

Net interest income/ Interest rate spread		65,049	3.28%		67,544	3.40%

Net interest-earning assets/ Net interest margin	$1,478,443		3.50%	1,388,531		3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.23X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.12% and 5.49%, respectively, Investment securities - 2.35% and 3.54%, respectively, Interest-earning assets - 4.23% and 4.57%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.30%, respectively, and GAAP basis net interest margins were 3.40% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,631,110	146,075	5.19%	5,603,311	156,209	5.58%
Mortgage-backed securities (c)	726,057	6,749	1.86%	754,285	9,100	2.41%
Investment securities (c) (d)	500,881	8,334	3.33%	327,074	8,337	5.10%
FHLB stock	47,492	71	0.30%	47,581	25	0.11%
Other interest-earning deposits	457,871	591	0.26%	668,982	853	0.25%

Total interest-earning assets	7,363,411	161,820	4.40%	7,401,233	174,524	4.72%

Noninterest earning assets (e)	584,030			603,822

Total assets	$7,947,441			8,005,055

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,195,216	1,794	0.30%	1,123,651	2,140	0.38%
Interest-bearing demand accounts	857,121	289	0.07%	808,675	467	0.12%
Money market accounts	1,114,553	1,490	0.27%	998,840	1,843	0.37%
Certificate accounts	1,820,244	11,645	1.29%	2,162,679	19,678	1.83%
Borrowed funds (f)	860,017	13,038	3.06%	840,043	12,967	3.10%
Junior subordinated debentures	103,094	2,825	5.45%	103,094	2,844	5.46%

Total interest-bearing liabilities	5,950,245	31,081	1.05%	6,036,982	39,939	1.33%

Noninterest bearing checking	766,578			701,492
Noninterest bearing liabilities	96,297			107,646

Total liabilities	6,813,120			6,846,120

Shareholders’ equity	1,134,321			1,158,935

Total liabilities and shareholders’ equity	$7,947,441			8,005,055

Net interest income/ Interest rate spread		130,739	3.35%		134,585	3.39%

Net interest-earning assets/ Net interest margin	$1,413,166		3.55%	1,364,251		3.64%

Ratio of interest-earning assets to interest-bearing liabilities	1.24X			1.23X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.15% and 5.54%, respectively, Investment securities - 2.43% and 3.53%, respectively, Interest-earning assets - 4.30% and 4.62%, respectively. GAAP basis net interest rate spreads were 3.25% and 3.29%, respectively, and GAAP basis net interest margins were 3.46% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	June 30, 2013			March 31, 2013
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,623,784	72,548	5.16%	5,638,332	73,527	5.22%
Mortgage-backed securities (c)	726,583	3,308	1.82%	725,524	3,441	1.90%
Investment securities (c) (d)	531,802	4,255	3.20%	470,386	4,079	3.47%
FHLB stock	48,110	34	0.28%	46,868	38	0.32%
Other interest-earning deposits	513,930	340	0.26%	452,385	251	0.22%

Total interest-earning assets	7,444,209	80,485	4.32%	7,333,495	81,336	4.44%

Noninterest earning assets (e)	531,771			585,516

Total assets	$7,975,980			7,919,011

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,209,783	900	0.30%	1,180,487	894	0.31%
Interest-bearing demand accounts	873,804	149	0.07%	840,264	139	0.07%
Money market accounts	1,121,579	748	0.27%	1,107,522	742	0.27%
Certificate accounts	1,791,030	5,607	1.26%	1,849,782	6,039	1.32%
Borrowed funds (f)	866,476	6,612	3.06%	853,487	6,426	3.05%
Junior subordinated debentures	103,094	1,420	5.45%	103,094	1,405	5.45%

Total interest-bearing liabilities	5,965,766	15,436	1.04%	5,934,636	15,645	1.07%

Noninterest bearing checking	778,468			768,071
Noninterest bearing liabilities	102,191			77,106

Total liabilities	6,846,425			6,779,813

Shareholders’ equity	1,129,555			1,139,198

Total liabilities and shareholders’ equity	$7,975,980			7,919,011

Net interest income/ Interest rate spread		65,049	3.28%		65,691	3.37%

Net interest-earning assets/ Net interest margin	$1,478,443		3.50%	1,398,859		3.58%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.24X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.12% and 5.18%, respectively, Investment securities - 2.35% and 2.52%, respectively, Interest-earning assets - 4.23% and 4.35%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.28%, respectively, and GAAP basis net interest margins were 3.40% and 3.49%, respectively.